EXHIBIT 99.b

                     MANAGEMENT COMPENSATION

     The following table sets forth the types and estimates of the amounts of all fees, compensation, income, distributions and other payments that the General Partner and its Affiliates will or may receive in connection with the operations of the Partnership. In addition, the General Partner or its Affiliates may receive a property management fee and an Affiliate may receive fees for insurance brokerage services. See the discussion following the table set forth below. ALTHOUGH THE GENERAL PARTNER BELIEVES THE FOLLOWING FEES ARE REASONABLE AND COMPETITIVE, SUCH FEES, COMPENSATION, INCOME, DISTRIBUTIONS AND OTHER PAYMENTS WERE NOT DETERMINED BY ARM'S-LENGTH BARGAINING. See "Conflicts of Interest."

   Form of          Entity Receiving     Method of Determination
Compensation          Compensation      & Estimated Dollar Amount

                         OFFERING STAGE

Selling
   Commissions(1)    USAA Investment     $20 per Interest sold. The
                       Management          actual amount  payable to
                        Company (the       the Sales Agent assuming
                        "Sales  Agent")    all 92,000 Interests are
                                           sold will be 1,840,000.

Reimbursement of    The Sales Agent     A nonaccountable expense
  Organizational                          allocation of 2% of the
  and Offering                            gross offering proceeds
  Expenses (2)                            for Organizational and
                                          Offering Expenses equal
                                          to  $800,000 if  80,000
                                          Interests are sold and
                                          $920,000  if   92,000
                                          Interests are sold.

Annual  Advisory     USAA Investment     An annual  advisory  fee
  Fees for              Management        based on the amount of
  Investment  of        Company           offering  proceeds
  Offering Proceeds                       invested in a money
  in Money Market                         market fund sponsored
  Funds(3)                                or administered by

Form of             Entity Receiving     Method of Determination
Compensation          Compensation      & Estimated Dollar Amount

                                          investment companies
                                          registered under the
                                          Investment Company Act
                                          of 1940 and which are
                                          Affiliates of the
                                          General Partner.
                                          Dollar amount is not
                                          determinable at this
                                          time.(6)


                        ACQUISITION STAGE

Acquisition Fees      The General        Acquisition Fees (inclusive
  and Expenses(4)     Partner             of Loan Origination and
                                          commitment fees) shall
                                          be an amount
                                          customarily charged by
                                          others rendering
                                          similar services as an
                                          ongoing public
                                          activity, provided that
                                          the total of all
                                          Acquisition Fees
                                          payable to the General
                                          Partner shall not
                                          exceed, with respect to
                                          all Properties, 5% of
                                          the gross offering
                                          proceeds ($2,000,000 if
                                          80,000 Interests are
                                          sold, $2,300,000 if
                                          92,000 Interests are
                                          sold).  The General
                                          Partner shall be
                                          reimbursed for
                                          Acquisition  Expenses
                                          incurred in an amount
                                          up to 2% of the gross
                                          offering proceeds.  The
                                          General Partner shall
                                          pay all Acquisition
                                          Expenses

  Form of           Entity Receiving     Method of Determination
Compensation          Compensation      & Estimated Dollar Amount

                                          to the extent such
                                          Acquisition Expenses
                                          exceed 2% of the gross
                                          offering proceeds.


                         OPERATIONAL STAGE

Reimbursement of    The General         Actual cost of goods and
   Partnership        Partner or its      materials used for and
   Operational        Affiliates          by the Partnership and
   Expenses(5)                            obtained from an entity
                                          that is not an
                                          Affiliate of the
                                          General Partner.
                                          Dollar amount is not
                                          determinable at this
                                          time(6).

Interest and Other   The General         An amount not in excess of
   Similar Charges    Partner or an       the amounts that would
   or Fees (7)        Affiliate           be charged by unrelated
                                          lending institutions on
                                          comparable loans for
                                          the same purpose and in
                                          the same locality but
                                          never in excess of 2%
                                          above the prime rate
                                          quoted from time to
                                          time by Chase Manhattan
                                          Bank of New York City,
                                          New York, such amount
                                          charged  not to  exceed
                                          12%  per annum.  Dollar
                                          amount      is      not
                                          determinable at this
                                          time.(6)

Distributive        The General         The General Partner  will
  Share of Net        Partner             receive  10%  of  all
  Cash from                               distributions  of  Net
  Cash Operations(8)                      from Operations as its
                                          Management Fee.  Dollar
                                          amount is not

 Form of            Entity Receiving     Method of Determination
Compensation          Compensation      & Estimated Dollar Amount

                                          determinable at this
                                          time.(6)

Mortgage Loan       The General         An annual fee of 1/4 of 1%
   Servicing Fee       Partner           of amounts funded by the
                                          Partnership in Mortgage
                                          Loans which are
                                          serviced by the General
                                          Partner. Actual amount
                                          to be received depends
                                          upon the funds invested
                                          in mortgages and is not
                                          determinable at this
                                          time.(6)(9)

                      LIQUIDATION STAGE

Subordinated        The General         An amount not to exceed the
  Disposition         Partner             lesser of (i) one-half
  Fee(10)                                 of the competitive real
                                          estate commission
                                          applicable at the date
                                          of sale, or (ii) 2% of
                                          the sales price of a
                                          Property.  Dollar
                                          amount is not
                                          determinable at this
                                          time.(6)

Distributive Share  The General         The General Partner will
  of Net Proceeds     Partner             receive, other than as
  from Sales  or                          a part of the liquidation
  Refinancings(8)                         of the Partnership, 1%
                                          of all Net Proceeds
                                          from Sales or
                                          Refinancings until the
                                          Limited Partners have
                                          been returned their
                                          Original Invested
                                          Capital plus

Form of             Entity Receiving     Method of Determination
Compensation          Compensation      & Estimated Dollar Amount

                                          their Preferred Return
                                          from either Net Cash
                                          from Operations or
                                          Net Proceeds from Sales
                                          or Refinancings.
                                          Thereafter, Net
                                          Proceeds from Sales or
                                          Refinancings shall be
                                          allocated (i) first to
                                          the General Partner so
                                          that it will receive
                                          any unpaid Subordinated
                                          Disposition Fees, and
                                          (ii) then 90% to the
                                          Limited Partners and
                                          10% to the General
                                          Partner.       Upon
                                          liquidation of the
                                          Partnership the General
                                          Partner shall receive
                                          an amount equal to the
                                          positive balance, if
                                          any, in its capital
                                          account. See "Income
                                          and Losses and Cash
                                          Distributions."
                                          Dollar amount is not
                                          determinable at this
                                          time.(6)


(1)  See "The Offering."

(2) The Sales Agent shall receive a nonaccountable expense allocation for Organizational and Offering Expenses in an amount equal to 2% of gross offering proceeds. The Sales Agent shall pay all Organizational and Offering Expenses excluding selling commissions in excess of such amount.

(3) The Partnership may invest offering proceeds, including working capital reserves, from time to time in a money market fund sponsored by USAA Investment Management Company for which the advisory fee shall be paid annually. See "Investment Objectives and Policies--Preliminary Investments." On an annualized basis, this Advisory Fee is equal to 1/2% of the registered investment company's first $50,000,000 Annual Net Assets; 2/5% of the registered investment company's Annual Net Assets over $50,000,000 but not over $100,000,000; and 3/10% of that portion of the registered investment company's Annual net Assets over $100,000,000.

(4) At a minimum, an amount equal to 87% of the Limited Partners' capital contributions (including a 3% working capital reserve) will be committed to investment in properties. For purposes hereof, capital contributions are deemed to be committed to investment in properties to the extent such capital contributions are used to make or invest in mortgage loans or are actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the funding of working capital reserves (except that working capital reserves in excess of 5% of gross offering proceeds shall not be included) and other cash payments such as interest and taxes but excluding Front-End Fees.) The remaining capital contributions not committed to investment in properties are available for the payment of Front-End Fees consisting of Organizational and Offering Expenses, Acquisition Fees and Acquisition Expenses, and real estate broker commissions. See "Estimated Use of Proceeds."

(5)  The  General Partner or its Affiliates may be reimbursed for
     (a)  the actual cost of goods and materials used for  or  by the Partnership and obtained from an entity that is not an Affiliate of the General Partner; (b) salaries and related salary expenses for services which could be performed directly for the Partnership by independent parties, including legal, accounting, transfer agent, data processing, duplicating and administration of investor accounts; and (c) the cost of Partnership reports and communications to investors. No reimbursement shall be permitted for services for which the General Partner or Affiliates receive a separate fee or for (i) salaries, related salary expenses, traveling expenses, and other administrative items incurred by any Controlling Persons or which are not directly attributable to the rendering of services to the Partnership and (ii) any indirect expenses incurred in performing services for the Partnership, such as rent or depreciation, utilities, capital equipment, and other administrative items. "Controlling Person" for this purpose shall mean any person, regardless of title, who performs executive or senior management functions for the General Partner or Affiliates similar to those of directors, executive management and senior management, or any person who either holds 5% or more equity interest in the General Partner or Affiliates or has the power to direct or cause the direction of the General Partner or Affiliates, whether through the ownership of voting securities, by contract, or otherwise, or, in the absence of a specific role or title, any person having the power to direct or cause the direction of the management level employees and policies of the General Partner or Affiliates. It is not intended that every person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of Controlling Person. In no event shall any amount charged to the Partnership as a reimbursable expense by the General Partner exceed the lesser of the actual cost of such services, or 90% of the amount which the Partnership would be required to pay to independent parties for comparable services in the same geographic location. Reimbursements are also allowable for certain Organizational and Offering Expenses and expenditures incurred in connection with the acquisition of the Properties by the Partnership.

(6)  Any  prediction  of  such  dollar amount  would  necessarily
     involve   assumptions  of  future  events  that  cannot   be
     determined at this time.

(7) The Partnership Agreement permits the General Partner or any Affiliate of the General Partner to make a loan to the Partnership if the interest and other similar charges or fees on any such loan are not in excess of the amounts which would be charged by unaffiliated lending institutions on comparable loans for the same purpose in the same locality but not in excess of 2% above the prime rate quoted from time to time during the term of the loan by Chase Manhattan Bank of New York City, New York, such amount charged not to exceed 12% per annum.

(8)  See "Income and Losses and Cash Distributions."

(9)  The  General  Partner  is  entitled  to  receive  an  annual
     Mortgage Loan Servicing Fee equal to 1/4 of 1% of the maximum amount funded or to be funded by the Partnership in Mortgage Loans.

(10) Subordinated Disposition Fees payable to the General Partner for services in connection with the sale of Properties shall be cumulative but shall be paid only after the Limited Partners have been returned their Original Invested Capital plus their Preferred Return from either Net Cash from Operations or Net Proceeds from Sales or Refinancings. If an unaffiliated broker participates in the sale of one or more of the Properties, the subordination requirement will apply only to the fee, if any, earned by the General Partner. The total of all real estate fees payable to all parties in connection with the sale of one or more of the Properties, including the Subordinated Disposition Fee, shall not exceed the lesser of a competitive real estate fee which is reasonable, customary and competitive in light of the size, type and location of the Properties or 6% of the sales price of the Properties.


     An Affiliate of the General Partner may provide insurance brokerage services in connection with obtaining insurance on the Properties so long as the cost of providing such service, including cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by any such Affiliate unless it is independently engaged in the business of providing such services to parties unaffiliated with the General Partner and at least 75% of its insurance brokerage service gross revenue is derived from parties unaffiliated with the General Partner.

     It is contemplated as of the date hereof that the Properties will be managed by unaffiliated management firms, and by Affiliates of the General Partner as necessary, or by operating partners in situations where the partnership is a partner or joint venturer. Affiliates of the General Partner are presently engaged in providing property management services for prior RealCo sponsored partnerships and may in the future provide such services to the Partnership for some or all of the Properties. The Partnership Agreement permits the Partnership to obtain property management services from the General Partner or one or more Affiliates of the General Partner and in the event such services are provided the compensation therefor will not exceed the lesser of the rates prevailing for comparable services in the same geographic area or (i) 5% of gross revenues from each residential property (included in such 5% are fees for leasing and related services), (ii) 6% of gross revenues from each industrial and commercial property if leasing and related services are performed, (iii) 3% of gross revenues from each industrial and commercial property if no leasing and related services are performed, and (iv) 1% of gross revenues from each industrial and commercial property leased on a long-term (10 years or more) net basis (except for a one-time initial leasing fee of 3% of the gross revenues in each lease payable over the first five full years of the original term of the lease). The actual amount of such compensation, if any, is not determinable at this time.

     Front-End  Fees  consisting of Organizational  and  Offering
Expenses, Acquisition Fees and Acquisition Expenses shall in no event exceed 13% of the gross offering proceeds.


            INCOME AND LOSSES AND CASH DISTRIBUTIONS


NET CASH FROM OPERATIONS
     The Partnership Agreement prohibits the reinvestment (or investment) of Net Cash from Operations available for distribution, except as a temporary investment pending distribution to Partners. The availability of Net Cash from Operations is subject to (i) payment of the Partnership's operating expenses (without deduction for depreciation), (ii) amounts set aside to maintain a reasonable working capital reserve (see "Investment Objectives and Policies--Working Capital Reserve") and (iii) payment of the Partnership's other current obligations, including the Mortgage Loan Servicing Fee. See

"Management Compensation" for details on calculation of the Mortgage Loan Servicing Fee.

     Distribution of Net Cash from Operations will be made 10% to the General Partner as the Management Fee and 90% to the Limited Partners. Any Net Cash from Operations received by a Limited Partner shall count toward his 6% cumulative Preferred Return (10% per annum as to that portion of Partnership funds invested in mortgage loans, weighted on a daily average basis for the period.) Distributions of Net Cash from Operations to Limited Partners will be made quarterly, at the discretion of the General Partner and, except for the first distribution, will be apportioned to the Limited Partners of record on the last day of the calendar quarter immediately preceding such distribution in proportion to the number of Interests owned by each Limited Partner as of that date. The first distribution of Net Cash from Operations will be apportioned to each Limited Partner of record on the last day of the calendar quarter immediately preceding such distribution in the ratio that (i) the number of Interests held by each such Limited Partner multiplied by the number of days that such Interests were outstanding through the last day of the calendar quarter immediately preceding such distribution bears to (ii) the sum for all Interests of the product computed in (i). The ultimate amount of any of such distributions will depend upon attaining and thereafter maintaining operating income and expenses of Properties at levels permitting such distributions.

NET PROCEEDS FROM SALES OR REFINANCINGS
     During the two-year period commencing on the date of this Prospectus, any cash received on the sale or refinancing of any
Property or the prepayment of any Mortgage Loan may, in the discretion of the General Partner, either be distributed or reinvested in other properties or used to make mortgage loans. Thereafter, Net Proceeds from Sales or Refinancings will not be invested or reinvested in any property or investment other than the Properties and/or the Mortgage Loans, except as a temporary investment pending distribution to Partners. Net Proceeds from Sales or Refinancings, other than as part of the liquidation of the Partnership, will be distributed as follows:
          (i) First, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been returned their Original Invested Capital from Net Proceeds from Sales or Refinancings, plus their Preferred Return from either distributions of Net Cash from Operations or Net Proceeds from Sales or Refinancings;
          (ii) Second, to the General Partner until it has received all unpaid Subordinated Disposition Fees; and
          (iii) Third, 90% to the Limited Partners and 10% to the General Partner. However, distributions in liquidation of the Partnership will be made in proportion to and in an amount equal to the Partners' positive capital account balances. For a discussion of the calculation of Subordinated Disposition Fees, see "Management Compensation."

     Distribution of Net Proceeds from Sales or Refinancings, if any, will be in such amounts and at such times as the General Partner may determine. The amount of each distribution of Net Proceeds from Sales or Refinancings to Limited Partners will be apportioned and paid to the Limited Partners of record as of the last day of the calendar month in which such Net Proceeds from Sales or Refinancings were received by the Partnership as follows:
          (i) First, an amount equal to the unreturned Original Invested Capital of all Limited Partners shall be distributed in proportion to the unreturned Original Invested Capital of each such Limited Partner;
          (ii) Second, an amount equal to the unpaid Preferred Return of all Limited Partners shall be distributed in proportion to the unpaid Preferred Return of each such Limited Partner;
          (iii) Third, the balance shall be distributed in proportion to the number of Interests owned by each Limited Partner, except that Net Proceeds from Sales or Refinancings from the disposition of the last of the Properties and Mortgage Loans generally will be apportioned in proportion to each Limited Partner's positive capital account balance.


ALLOCATION OF INCOME AND LOSSES
     On   and  after  the  Initial  Admittance  Date,  except  as
otherwise provided herein, all items of income, gain, loss, deduction and credit from operations will be allocated 10% to the General Partner and 90% to the Limited Partners.

     Net gain from the sale or other disposition of a Property or Mortgage Loan is generally allocated as follows:

          (i) First, to the Partners in an amount up to and in proportion with any negative balances in their respective capital accounts in excess of each respective Partner's Share of Partnership Minimum Gain as of the end of the taxable year for which the allocation is made;

          (ii) Second, 99% to the Limited Partners and 1% to the General Partner for all taxable years ending before the Limited Partners have been returned their Original Invested Capital and have been paid to their Preferred Return. For the taxable year during which distributions of Net Proceeds from Sales or Refinancings to Limited Partners are sufficient to return to the Limited Partners their Original Invested Capital, plus their Preferred Return, net gain is allocated 99% to the Limited Partners and 1% to the General Partner in the minimum amount necessary, if any, so that the capital account balances of the Limited Partners equal the amounts of their respective unreturned Original Invested Capital plus their unpaid Preferred Return less their respective Partner's Share of Partnership Minimum Gain as of the end of such taxable year;

          (iii) Third, to the Partners in the minimum amount necessary, if any, so that the aggregate balance in the capital accounts of the Limited Partners in excess of an amount equal to the excess of the sum of their unreturned Original Invested Capital and their unpaid Preferred Return over the aggregate of the Limited Partners' Share of Partnership Minimum Gain as of the end of the taxable year for which the allocation is made, and the balance in the capital account of the General Partner in excess of 1.01% of an amount equal to the excess of the sum of the Limited Partners' unreturned Original Invested Capital and their unpaid Preferred Return over the aggregate of the Limited Partners' Share of Partnership Minimum Gain as of the end of the taxable year for which the allocation is made, is in the ratio of 90 to 10; and

          (iv) Fourth, 90% to the Limited Partners and 10% to the
     General Partner.

     To the extent ordinary income from recapture of depreciation is incurred upon the sale or other disposition of a Property, such ordinary income shall be allocated, to the extent possible, to the Partners as a portion of their net gain allocated to the extent such Partners received the benefit of the depreciation deduction resulting in such ordinary income from recapture of depreciation.

     Net loss from the sale or other disposition of a Property or Mortgage Loan is generally allocated between the Limited Partners and the General Partner as follows:

          (i) First, if any gain has been allocated pursuant to subparagraph (ii) or (iii) of the preceding paragraph, then 100% to the General Partner in the minimum amount necessary, if any, so that the aggregate balance in the capital accounts of the Limited Partners in excess of an amount equal to the excess of the sum of their unreturned Original Invested Capital and their unpaid Preferred Return over the aggregate of the Limited Partners' Share of Partnership Minimum Gain as of the end of the taxable year for which the allocation is made, and the balance in the capital account of the General Partner in excess of 1.01% of an amount equal to the excess of the sum of the Limited Partners' unreturned Original Invested Capital and their unpaid Preferred Return over the aggregate of the Limited Partners' Share of Partnership Minimum Gain as of the end of the taxable year for which the allocation is made, is in the ratio of 90 to 10;

          (ii) Second, if any gain has been allocated pursuant to subparagraph (iii) or (iv) of the preceding paragraph, then 10% to the General Partner and 90% to the Limited Partners until the aggregate balance in the capital accounts of the Limited Partners is equal to the excess of the sum of their unreturned Original Invested Capital and their unpaid

     Preferred Return over the aggregate of the Limited Partners'
     Share of Partnership Minimum Gain as of the end of the taxable year for which the allocation is made; and

          (iii)  Third, 1% to the General Partner and 99% to  the
     Limited Partners.

Special rules apply to the allocation of income, gain, loss and deductions in certain circumstances. See Section 9.4 of the Partnership Agreement.


     Except for Interests which are transferred during a taxable year, in general, income, gain, loss, deduction and credit allocated to the Limited Partners shall be computed annually and apportioned to the Limited Partners of record at the end of each taxable year in proportion to the number of Interests owned by each Limited Partner as of that date. Allocations to Limited Partners attributable to periods before the Final Closing Date shall be computed by an interim closing of the books as of the end of the day immediately preceding each admittance date of Additional Limited Partners and at the end of any taxable year during such periods and shall be apportioned to the Limited
Partners of record as of the end of the day immediately preceding each such admittance date of Additional Limited Partners or on the last day of such taxable year in proportion to the number of Interests owned by each such Limited Partner as of each such date. Allocations of gain and loss resulting from a sale of a Property shall be apportioned to those Limited Partners of record on the date the Partnership recognizes such gain or loss and who are entitled to allocations of gain or loss under
Section 9.4 of the Partnership Agreement. In the event of a transfer of an Interest, each item of Partnership income, gain, loss, deduction and credit attributable to the transferred Interest is generally allocated on an equal daily basis to the owner of such Interest on the basis of the number of days that such person was the owner of such Interest; except that net gain or net loss from the sale or other disposition of a Property is allocated to the owner of the Interest as of the date that such net gain or net loss is recognized by the Partnership.

     There are circumstances in which a Limited Partner in any year may be allocated more taxable income than he would receive in distributions of cash. See "Federal Income Tax Aspects--
Taxable Income in Excess of Cash Distributions."

     The   General  Partner  may  amend  the  provisions  of  the
Partnership Agreement as appropriate as a result of the promulgation of final Treasury Regulations under Sections 704 and 706 of the Code, if in the opinion of counsel such an amendment is advisable to reflect allocations among the Limited Partners and the General Partner consistent with those regulations. See "Federal Income Tax Aspects--Allocations of Income and Loss." For a more detailed description of the allocations under the Partnership Agreement, see Article IX of the Partnership Agreement.

CAPITAL ACCOUNTS

     Each Partner shall have a capital account which shall be increased by the amount of such Partner's capital contribution to the Partnership and the amount of any income or gain allocated to such Partner and shall be decreased by the amount of any syndication cost, other nondeductible and deductible expense, loss or deduction allocated to such Partner and the amount of all distributions to such Partner. The capital accounts shall be established and maintained in accordance with federal income tax principles as set forth in Treasury Regulations.

     The General Partner is required to contribute, immediately prior to the termination of the Partnership, cash equal to the lesser of (i) the deficit balance in its capital account or (ii) the excess of 1.01% of all Limited Partners' Original Invested Capital over the amount of capital previously contributed by the General Partner. A deficit in a Partner's capital account is not considered an asset of the Partnership.


SOURCES AND CHARACTER OF CERTAIN DISTRIBUTIONS

     See "Investment Objectives and Policies--Working Capital Reserve" for information pertaining to the characterization of distributions from the working capital or other reserve as Net Proceeds from Sales or Refinancings in the event there is a distribution from the working capital or other reserve that results in the reduction of such reserve below 3% of gross proceeds from the offering, the amount initially reserved therefor.